Exhibit 32.2

Certification of Executive Vice President, Chief Financial Officer and Treasurer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report of CVR Energy, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the fiscal quarter ended March 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Susan M. Ball, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By:	/s/ SUSAN M. BALL
Susan M. Ball
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: April 27, 2018